SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                           FORM 8-A/A

                         AMENDMENT NO. 1


      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934


                PACIFIC GAS AND ELECTRIC COMPANY
------------------------------------------------------------
      (Exact name of registrant as specified in its charter)


      California                                94-0742640
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(State of incorporation                   (I.R.S. employer
    or organization)                     identification no.)


        77 Beale Street, San Francisco, California 94177
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       (Address of principal executive offices) (Zip Code)


  Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                  Name of each exchange on which
     to be so registered                  each class is to be registered
     -------------------                  ------------------------------
     6.30% Redeemable First               American Stock Exchange
     Preferred Stock, $25 Par             Pacific Stock Exchange
     Value


  Securities to be registered pursuant to Section 12(g) of the Act:


                                 None


This Amendment No. 1 amends and restates in its entirety the Form
8-A Registration Statement dated as of March 31, 1994 previously filed by Registrant pursuant to Section 12(g) of the Securities
Exchange Act of 1934.


Item 1.        Description of Registrant's Securities to be
               Registered.

               Registrant hereby incorporates by reference the information set forth on the front cover page and under the caption "Description of the New Preferred Stock" appearing at page S-3 of its Prospectus Supplement dated March 14, 1994 and on the front cover page and under the caption "Description of the New Preferred Stock" appearing at pages 3 through 6 of its Prospectus dated March 14, 1994, previously filed with the Commission pursuant to Rule 424(b) in connection with its Registration Statement on Form S-3 (Registration No. 33-62488) under the Securities Act of 1933.


Item 2.   Exhibits.

             *1.    Restated Articles of Incorporation of the
                    Company effective as of July 26, 1994 (Form
                    10-Q for quarter ended June 30, 1994 (File
                    No. 1-2348), Exhibit 3.1).



               * Incorporated herein by reference.
                            SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              PACIFIC GAS AND ELECTRIC COMPANY



Dated: January 8, 1996       By      KENT M. HARVEY
                                ---------------------------
                                   Vice President and
                                       Treasurer